Certification Pursuant to Section 1350 of Chapter 63
Of Title 18 of the United States Code

        I, Clyde Wm. Engle, Chief Executive, Financial and Accounting Officer of NRG, Incorporated, certify that (I) NRG, Incorporated’s report on Form 10-Q for the quarterly period ending June 30, 2003, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in NRG, Incorporated’s report on Form 10-Q for the quarterly ending September 30, 2003, fairly presents, in the material respects, the financial condition and results of operations of NRG, Incorporated.

NRG INCORPORATED
By: /s/ Clyde Wm. Engle
Clyde Wm. Engle
Chairman, Chief Executive, Financial and Accounting Officer and Director

Date: November 10, 2003